                             EXHIBIT 99

                    Joint Filer Information (cont.)

Designated Filer:              BLUM CAPITAL PARTNERS, L.P.

Statement for Month/Day/Year:  March 1, 2007

Issuer & Symbol:               Nu Skin Enterprises, Inc. (NUS)

Address of each Reporting Person for this Form 4:

    909 Montgomery Street, Suite 400, San Francisco, CA  94133

Relationship to Issuer of each Reporting Person:  Former 10% Owner

BLUM STRATEGIC GP III, L.L.C.    BLUM STRATEGIC PARTNERS III, L.P.

                                 By:  BLUM STRATEGIC GP III, L.P.,

                                       its general partner

                                 By:  BLUM STRATEGIC GP III, L.L.C.,

                                       its general partner

By:  /s/ Gregory D. Hitchan      By:  /s/ Gregory D. Hitchan

   -------------------------       --------------------------------

   Gregory D. Hitchan,             Gregory D. Hitchan,

   Managing Member                 Managing Member

SADDLEPOINT PARTNERS (Cayman), L.P.      SADDLEPOINT PARTNERS GP, L.L.C.

By:  SADDLEPOINT PARTNERS GP, L.L.C.,    By: BLUM CAPITAL PARTNERS, L.P.,

     its general partner                     its managing member

By: BLUM CAPITAL PARTNERS, L.P.,        By: Richard C. Blum & Associates, Inc.,

    its managing member                       its general partner

By: Richard C. Blum & Associates, Inc.,

     its general partner

By:  /s/ Gregory D. Hitchan             By:  /s/ Gregory D. Hitchan

   --------------------------               --------------------------

   Gregory D. Hitchan                       Gregory D. Hitchan

   Partner, Chief Operating Officer,        Partner, Chief Operating Officer,

   General Counsel & Secretary              General Counsel and Secretary